WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Clickable Enterprises, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated June 28, 2004, relating to the consolidated financial statements of Clickable Enterprises, Inc. (formerly Achievement Tec Holdings, Inc.) and Subsidiary which appears in Clickable Enterprises, Inc.'s Annual Report to Form 10-KSB for the year ended March 31, 2005, filed with the Securities and Exchange Commission on July 14, 2005.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
July 14, 2005

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

One Pacific Place, Suite 805
88 Queensway, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717